Exhibit 10.2
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                             ACQUISITION EXHIBIT 2.1

                                ESCROW AGREEMENT


         This Acquisition Escrow Agreement (this "Escrow Agreement") dated as of January 31, 2002, entered into by and among PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Purchaser"), INNOVATIVE OPTICS, INC., a Georgia corporation ("Seller"), BARTON DIETRICH INVESTMENTS, L.P., the majority shareholder of Seller ("Shareholder"), and MACKEY PRICE & WILLIAMS, a Utah professional corporation (the "Disbursing Agent") (Purchaser, Seller, Shareholder and Disbursing Agent, collectively, the "Parties").

                              W I T N E S S E T H :

         WHEREAS, prior to the execution of this Escrow Agreement, Paradigm, Seller and Shareholder have entered into an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement"); and

         WHEREAS, the Asset Purchase Agreement contemplates the execution of this Escrow Agreement for the purposes stated herein and therein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

1.1 Certain Terms Defined. The terms defined in the Asset Purchase Agreement shall for all purposes of this Escrow Agreement have the meanings specified in the Asset Purchase Agreement, unless the context expressly or by necessary implication otherwise requires.


                                    ARTICLE 2

                    ESTABLISHMENT AND DISTRIBUTION OF ESCROW

2.1 Escrow Account. Pursuant to the provisions of Section 2.1(a)(ii) of the Asset Purchase Agreement

         (a) Purchaser shall deliver to the Disbursing Agent no later than 10:00 a.m. (Mountain Standard Time) on the Closing Date, one-half of 1,272,825 shares of Paradigm Common Stock (the "Escrowed Stock"), or 636,412 shares, that Purchaser is to issue to Seller at Closing pursuant to Section 2.1(a). During

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the period of time that the  Escrowed  Stock  remains  in  escrow,  the board of directors of Purchaser shall have the right to vote the same, and any dividends in respect thereto (the "Escrowed Dividends") shall be paid into escrow.

2.2 Distribution of Escrow Account. The Escrow Account shall be distributed as follows:

         (a) Purchaser shall make best efforts to implement, within ninety (90) days after Closing, Phase I of the Blade Price Reduction Program as prepared by Igor Gradov and as described in Attachment 1 to Exhibit 2.1 of the Agreement. Immediately after such ninety (90) day period, the Disbursing Agent shall disburse three-fourths of the shares in escrow, or 477,309 shares, to Seller unless Purchaser has certified that Purchaser has implemented Phase I of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture microkeratome blades at a materials cost of $29.25 or less per blade. If Purchaser certifies that implementation of Phase I of the Blade Price Reduction Program has resulted in a materials cost that exceeds $29.25 per blade, and such certification is not disputed by Seller, the number of escrowed shares disbursed to Seller shall be reduced by three hundred (300) shares for every cent ($0.01) the materials cost per blade exceeds $29.25. If Seller disputes Purchaser's certification, the dispute shall be resolved in accordance with Section 2.3 of the Escrow Agreement.

         (b) Purchaser shall make best efforts to implement, within six (6) months after Closing, Phase II of the Blade Price Reduction Program as prepared by Igor Gradov and as described in Attachment 1 to Exhibit 2.1 of the Agreement. Immediately after such six (6) month period, the Disbursing Agent shall disburse the remaining shares in escrow to Seller unless Purchaser has certified that Purchaser has implemented Phase II of the Blade Price Reduction Program and, despite best efforts, is unable to manufacture microkeratome blades at a materials cost of $17.25 or less per blade. If Purchaser certifies that implementation of Phase I of the Blade Price Reduction Program has resulted in a materials cost that exceeds $17.25 per blade, and such certification is not disputed by Seller, the number of escrowed shares disbursed to Seller shall be reduced by three hundred (300) shares for every cent ($0.01) the materials cost per blade exceeds $17.25. If Seller disputes Purchaser's certification, the dispute shall be resolved by arbitration in accordance with Section 2.3 of this Escrow Agreement.

2.3 Arbitration of Dispute Concerning Purchaser's Certification. Seller may dispute Purchaser's certification by giving a written notice to the Purchaser and to the Disbursing Agent. Seller shall state its reasons for such dispute in said notice. If the Seller and Purchaser are unable to resolve the dispute within 30 days after such dispute notice is given to Purchaser, such dispute shall be submitted for resolution to an independent accounting firm jointly selected by Seller and Purchaser. If the Seller and Purchaser are unable to agree upon such accounting firm within fifteen days after the end of the 30-day period referred to in the preceding sentence, then such matter shall be submitted for resolution to the accounting firm of KPMG LLP. KPMG LLP or the independent accounting firm to whom the dispute is submitted for resolution is hereinafter referred to as the "Arbiter." The Arbiter shall gather information in such manner as it determines, in its sole discretion and judgment, is fair


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and  appropriate  and the  Arbiter  shall  not be  governed  by the rules of the
American  Arbitration   Association  or  any  other  published  rules  generally
governing arbitration. The determinations of the Arbiter shall be final and binding for all purposes under this Agreement. The Arbiter shall allocate responsibility for paying its fees and expenses between the parties in a manner that reflects the Arbiter's resolution of the matters in dispute.

The parties agree that the determination of the Arbiter and award, if any, may be entered with any court having jurisdiction and the determination and award, if any, may then be enforced among the parties, without further evidentiary proceedings, as if entered by a court at the conclusion of a judicial proceeding in which no appeal was taken.

By agreeing to arbitrate the dispute, the Parties are giving up any rights they might possess to have the dispute litigated in a court or jury trial and judicial rights to discovery and appeal. If a Party refuses to submit to arbitration by the Arbiter after agreeing to this provision, such Party may be compelled to arbitrate under the authority of Utah law.

                                    ARTICLE 3

                                  MISCELLANEOUS

3.1 Termination. This Escrow Agreement shall terminate in the event of and upon termination of the Asset Purchase Agreement.

3.2 Prior Agreements; Modifications. This Escrow Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements, documents, or other instruments with respect to the matters covered hereby. This Escrow Agreement may be amended by an instrument in writing signed by each of the Parties.

3.3 Captions and Table of Contents. The captions and table of contents in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

3.4 Governing Law. The terms of this Escrow Agreement shall be governed by, and interpreted and construed in accordance with the provisions of, the laws of the State of Delaware without regard to its conflicts of law principles.

3.5 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.

3.6 Severability. If any clause, provision, or section of this Escrow Agreement is ruled illegal, invalid, or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision, or section shall not affect any of the remaining provisions hereof.

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3.7 Notices.  Any notice,  request,  instruction,  or other document to be given hereunder shall be in writing and shall be transmitted by certified or registered mail, postage prepaid, by reputable express courier, or by facsimile transmission. The addresses or facsimile telephone numbers to which such communications shall be sent are as follows:

If to Seller or Shareholder:

                  Innovative Optics, Inc.
                  14988 North 78th Way, Suite 105
                  Scottsdale, Arizona 85260
                  Attn: Mario F. Barton, Chief Executive Officer

                  With a copy to:
                  Wright, Robinson, Osthimer & Tatum
                  411 East Franklin Street, 4th Floor
                  Richmond, Virginia 23219
                  Attn:  Jeremiah J. Jewett, III, Esq.

If to Purchaser:

                  Paradigm Medical Industries, Inc.
                  2355 South 1070 West
                  Salt Lake City, Utah  84119
                  Attention: Thomas F. Motter, Chairman and
                     Chief Executive Officer
                  Facsimile Number: (801) 977-8973

                  With a copy to:
                  Mackey, Price & Williams
                  350 American Plaza II
                  57 West 200 South
                  Salt Lake City, Utah  84101-3663
                  Attention: Randall A. Mackey, Esq.
                  Facsimile Number: (801) 575-5006

If to the Disbursing Agent:

                  Mackey, Price & Williams
                  350 American Plaza II
                  57 West 200 South
                  Salt Lake City, Utah  84101-3663
                  Attention: Randall A. Mackey, Esq.
                  Facsimile Number: (801) 575-5006

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or to such other  address or  facsimile  telephone  number as any party may from time to time designate to the others in writing.

3.8 Waiver. The performance of any covenant or agreement or the fulfillment of any condition of this Escrow Agreement by the Parties may be expressly waived only in writing by the other parties. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of the Parties in exercising any right, power, or privilege under this Escrow Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

3.9 Rights of Disbursing Agent in the Event of Disputes. If Purchaser, Seller, Disbursing Agent or any other person or entity disagrees on any matter connected with this Escrow Agreement, the Disbursing Agent: (i) will not have to settle the matter, (ii) may wait for a settlement by appropriate agreement, arbitration decision, legal proceedings or other means the Disbursing Agent may require, and in such event the Disbursing Agent will not be liable for damages caused as a result thereof, (iii) will be entitled to such reasonable compensation for services, costs and attorney's fees as the Arbiter under Section 2.3 above or a court of competent jurisdiction may award if the Disbursing Agent intervenes in or is made a party to any legal proceedings, (iv) shall be entitled to file an interpleader action and deposit the Escrowed Stock (or any portion thereof) or any other item held by the Disbursing Agent pursuant to this Escrow Agreement with an appropriate state or Federal court in Salt Lake City, Utah.


    [THE SPACE FROM HERE TO THE END OF THE PAGE IS INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, each of the parties hereto, intending to be legally bound hereby, has duly executed this Escrow Agreement as of the date first written above.

PURCHASER:

                                            PARADIGM MEDICAL INDUSTRIES, INC.



                                            By: /s/ Thomas F. Motter
                                            ------------------------------------
                                            Thomas F. Motter, Chairman
                                            and Chief Executive Officer

SELLER:

                                            INNOVATIVE OPTICS, INC.



                                            By: /s/ Mario F. Barton
                                            ------------------------------------
                                            Mario F. Barton, Chief Executive
                                            Officer


SHAREHOLDER:

                                            BARTON DIETRICH INVESTMENTS, L.P.



                                            By: /s/ Mario F. Barton
                                            ------------------------------------
                                            Mario F. Barton, Managing Partner


DISBURSING AGENT:

                                            MACKEY PRICE & WILLIAMS



                                            By: /s/ Randall A. Mackey, President
                                            ------------------------------------
                                            Randall A. Mackey, President


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